  EXHIBIT 32.1

Certification of Chief Executive and Financial Officer of
  Greater Asia Realty Holdings, Ltd. Pursuant to 18 U.S.C. 1350

I, Ronnie L. Steinocher, certify that:

In connection with the Quarterly Report on Form 10-Q of Greater Asia Realty Holdings, Ltd. (the “Company”) for the period ended September 30, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Ronnie L. Steinocher, Chief Executive and Financial Officer of the Company, certify pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Ronnie L. Steinocher
Name: Ronnie L. Steinocher
Title: Chief Executive and Financial Officer Date: November 16, 2009